UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 24, 2014

AZZ incorporated
(Exact name of registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Museum Place 3100 West 7th Street, Suite 500 Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Section 5 - Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
AZZ incorporated, a Texas corporation (“AZZ”), announced that after 39 years of dedicated service to AZZ, Mr. Dana L. Perry will retire from his position as Senior Vice President of Finance and Chief Financial Officer of AZZ effective as of May 31, 2014. Mr. Perry will continue to serve in such offices in a transition role until the date of his retirement, and Mr. Perry will continue to serve as a member of AZZ’s Board of Directors following his retirement as an officer of AZZ.
On February 24, 2014, AZZ agreed to employ Mr. Paul Fehlman, age 50, to serve as Mr. Perry’s successor as AZZ’s Senior President of Finance and Chief Financial Officer. Prior to joining AZZ, Mr. Fehlman served as Vice President Finance for the Engineered Products Division of Flowserve Corporation, a global provider of fluid motion and control products and services, and has previously held roles as Vice President Treasurer and Vice President Financial Planning and Analysis and Investor Relations at Flowserve Corporation. Mr. Fehlman’s employment with Flowserve Corporation terminated effective as of December 2013. In appointing Mr. Fehlman for these positions with AZZ, the Board considered Mr. Fehlman’s experience serving as an executive officer of a public company and his extensive experience in international finance and operations serving industrial manufacturing and energy markets similar to those served by AZZ. Mr. Fehlman will immediately begin working with Mr. Perry to transition into the offices of Senior Vice President of Finance and Chief Financial Officer of AZZ.
Mr. Fehlman’s employment with AZZ will be subject to an employment agreement entered into by Mr. Fehlman and AZZ on February 24, 2014 (the “Employment Agreement”). The Employment Agreement has a 2 year term, subject to automatic 1 year extensions at the discretion of Mr. Fehlman and AZZ, and provides, among other things, for an initial base salary of $325,000, an initial grant of equity awards valued at $275,000 consisting of 50% stock appreciation rights and 50% restricted stock units (all of which will be issued under the AZZ incorporated Amended and Restated 2005 Long Term Incentive Plan, as may be amended from time to time (the “LTI Plan”)) and that Mr. Fehlman shall be eligible to participate in AZZ’s short term incentive bonus program (the “STI Program”), with the target amount of annual bonus under the STI Program for AZZ’s fiscal year ending February 28, 2015 equal to 55% of Mr. Fehlman’s base salary and the maximum amount of such bonus equal to 110% of Mr. Fehlman’s base salary. The Employment Agreement also provides for severance payments, in the amount of 12 months of base salary and a pro-rated annual cash bonus, in the event Mr. Fehlman’s employment is terminated by AZZ without Cause or by Mr. Fehlman for Good Reason (each such term as defined in the Employment Agreement), subject to customary non-compete, non-solicitation and confidentiality provisions.
In addition to the Employment Agreement, Mr. Fehlman and AZZ also entered into a change in control agreement on February 24, 2014 (the “Change in Control Agreement”). The Change in Control Agreement will remain in effect for so long as Mr. Fehlman is employed by AZZ and provides, among other things, that, upon the occurrence of a Change in Control (as defined in the Change in Control Agreement), Mr. Fehlman will receive certain payments from AZZ if his employment is terminated by AZZ without Cause or by Mr. Fehlman for Good Reason (each such term as defined in the Employment Agreement), in each case within 12 months of such Change in Control. Such payments include payment of any accrued base salary that is unpaid at the time of such termination and a severance payment in the amount of 200% of Mr. Fehlman’s base salary in effect immediately prior to such termination and the 5 year average of the cash bonus payable to Mr. Fehlman under the STI Program. In addition, the Change in Control Agreement provides that any unvested stock appreciation rights, restricted stock units or other equity awards issued to Mr. Fehlman by AZZ would immediately vest upon such a termination of his employment.

The foregoing summary descriptions of the Employment Agreement, the Change in Control Agreement, the LTI Plan and the STI Program do not purport to be complete and are qualified in their entirety by reference to the terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, the terms of the Change in Control Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, the terms of the LTI Plan, a copy of which is included as Annex A to the Proxy Statement on Schedule 14A filed by AZZ on June 4, 2009 and incorporated herein by reference, and the description of the STI Program contained in the Proxy Statement on Schedule 14A filed by AZZ on June 4, 2013, respectively.
Section 7 - Regulation FD
Item 7.01    Regulation FD Disclosure.
On February 24, 2014, AZZ issued a press release announcing the retirement of Mr. Perry and the hiring of Mr. Fehlman. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed as part of this report.

Exhibit No.	Description
10.1	Employment Agreement by and between AZZ incorporated and Paul Fehlman, dated as of February 24, 2014.
10.2	Change in Control Agreement by and between AZZ incorporated and Paul Fehlman, dated as of February 24, 2014.
99.1	Press Release issued by AZZ incorporated dated February 24, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2014	AZZ incorporated (Registrant)

By: /s/ Dana L. Perry Dana L. Perry Senior Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between AZZ incorporated and Paul Fehlman, dated as of February 24, 2014.
10.2	Change in Control Agreement by and between AZZ incorporated and Paul Fehlman, dated as of February 24, 2014.
99.1	Press Release issued by AZZ incorporated dated February 24, 2014.